UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) : February 7, 2000

                              RADYNE COMSTREAM INC.
             (Exact name of registrant as specified in its charter)


         New York                     0-11685-NY                11-2569467
State or other jurisdiction         (Commission File            (IRS Employer
of incorporation)                       Number)              Identification No.)



3138 East Elwood Street           Phoenix, Arizona                 85034
(Address of principal executive offices)                         (Zip Code)



Registrant's telephone number, including area code (602) 437-9620

Item 5.  Other Events.

     Radyne ComStream Inc. has commenced an offering of 2,400,000 units, each unit consisting of one share of common stock and one warrant to purchase one share of common stock at a price of $7.00 per unit. As of February 8, 2000, Radyne ComStream's common stock and warrants will trade on the Nasdaq SmallCap Market under the symbols RADN and RADNW, respectively. The units will not trade as such. All of the units offered are being sold by Radyne ComStream.

     The offering is being managed by HD Brous & Co., Inc. The Company has granted the underwriters an option to purchase up to an additional 360,000 units at the public offering price, less an underwriting discount, solely to cover over-allotments.

     A registration statement relating to these securities was filed with, and declared effective by the Securities and Exchange Commission. This shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

     A copy of the Prospectus relating to the offering may be obtained from HD Brous & Co., Inc., 2700 N. Central Avenue, Suite 1250, Phoenix, Arizona 95004, when available. The registration statement can also be viewed on the Internet at http://www.sec.gov.


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   February 7, 2000

                                                   RADYNE COMSTREAM INC.
                                               ----------------------------
                                                       (Registrant)

                                               By:   /s/ Robert C. Fitting
                                                     --------------------------
                                               Title:   Chief Executive Officer